Contact: Sitrick and Company Inc.
                                                                Sandra Sternberg
                                                                  (310) 788-2850


                   Refco Wins Confirmation of Chapter 11 Plan
                         Clears Path to Orderly Wind-Up

         New York -- December 15, 2006 -- The U.S. Bankruptcy Court in New York today confirmed the Modified Joint Chapter 11 Plan of Refco Inc. (OTC:RFXCQ.PK) and certain of its Direct and Indirect Subsidiaries, including Refco Capital Markets, Ltd. and Refco F/X Associates, LLC, enabling the companies' expeditious completion of an orderly wind-up of their businesses.

         "We are delighted to have achieved this milestone," said Harrison J. Goldin, Refco's chief executive officer. "It represents the culmination of an arduous process, but provides the optimal outcome for all involved." Marc S. Kirschner, the Chapter 11 Trustee for Refco Capital Markets added, "We are committed to expediting the consummation of the Plan and anticipate making a substantial distribution to creditors before year end."

         The Plan, which is premised on a series of interdependent settlements and compromises, was supported by all the companies' major constituencies, including both official committees of unsecured creditors, secured lenders, bondholders, certain customer groups and certain former equity holders; and it represents the culmination over just 14 months of protracted negotiations in one of the most complex bankruptcy cases in history.

         Under the terms of the settlements which form the basis for the Plan, secured lenders who were owed $717.7 million were paid in full in cash prior to confirmation of the Plan; bondholders are expected to receive 83.4 cents on the dollar for their claims; Refco Capital Markets' securities customers are expected to receive approximately 85.6 cents on the dollar for their claims; and general unsecured creditors are expected to receive between 23 and 37.5 cents on the dollar for their claims. In addition, shareholders and creditors of the company will have the opportunity to participate in recoveries obtained by both the Litigation Trust and Private Actions Trust, which will hold certain litigation claims.

         "It is a tribute to the excellent and focused job done by the professionals representing all parties that a consensual plan could be confirmed in such a short time in such an exceptionally complex and highly litigious case" said J. Gregory St. Clair, an attorney with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which represents Refco. Mr. St. Clair added that he expected the agreements outlined in the Plan to be effective by the end of the year.

         Refco and 23 of its affiliates filed for bankruptcy protection with the U.S. Bankruptcy Court for the Southern District of New York on October 17, 2005.


         Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of the 1995. In this press release, all statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties and actual results could differ materially from those set forth in the forward-looking statements. These forward-looking statements are based on assumptions that we have made in light of our experience and on our perceptions of historical events, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Because of these factors, we caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of today. It is impossible for us to predict how new events or developments may affect us. The company disclaims any intention or obligation to update or revise any forward-looking statements, either to reflect new information or developments or for any other reason.
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